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Exhibit 99.2

Investment Portfolio
as of September 30, 2012

Loan Type/Location	Square Footage/ Units	Origination Date	Maturity Date(1)	Remaining Life (Years)
Transitional Senior Mortgage Loans
Office Complex in Austin, TX	270,000 sq. ft	Feb 2012	Mar 2015	2.4
Office Building in Denver, CO	173,000 sq. ft	Dec 2011	Jan 2015	2.3
Apartment Building in New York, NY	101 units	Sep 2012	Oct 2017	5.0
Apartment Building in Avondale, AZ	301 units	Aug 2012	Sep 2015	2.8
Stretch Senior Mortgage Loans
Office Building in Boston, MA	152,000 sq. ft	Feb 2012	Mar 2015	2.4
Office Building in Miami, FL	286,000 sq. ft	Sep 2012	Oct 2015	3.0
Subordinated Debt Investments
Office Building in Atlanta, GA	424,000 sq. ft	Aug 2012	Aug 2017	4.8
Office Building in Fort Lauderdale, FL	257,000 sq. ft	Jan 2012	Feb 2015	2.3

Average				3.2

(1)
The Boston loan is subject to one 12-month extension option. The Austin, Avondale, Miami, and Fort Lauderdale loans are subject to two 12-month extension options.

(amounts in millions, except percentages) Loan Type/Location	Total Commitment	Outstanding Principal		Carrying Amount(1)	LTV At Origination(2)		Interest Rate	Origination Fee	Exit Fee	LIBOR Floor	Unleveraged Effective Yield(3)
Transitional Senior Mortgage Loans
Office Complex in Austin, TX	$38.0	$30.3		$29.9	70%		L+5.75% - L+5.25%(4)	1.0%	1.0%	1.0%	7.5%
Office Building in Denver, CO	11.0	6.6		6.5	40%		L+5.50%	1.0%	1.0%	1.0%	7.3%
Apartment Building in New York, NY	36.1	30.8		30.5	81%		L+5.00%	1.0%	0.5%	0.8%	6.1%
Apartment Complex in Avondale, AZ	22.1	20.6		20.4	74%		L+4.25%	1.0%	0.8%	1.0%	5.9%
Stretch Senior Mortgage Loans
Office Building in Boston, MA	34.9	34.9		34.6	88%		L+5.65%	1.0%	0.5%	0.7%	6.8%
Office Building in Miami, FL	47.0	47.0		46.5	76%		L+5.25%	1.0%	— (5)	1.0%	6.6%
Subordinated Debt Investments
Office Building in Atlanta, GA	14.3	14.3		14.2	75	%(6)	10.5%(7)	1.0%	—	—	10.8%
Office Building in Fort Lauderdale, FL	15.0	8.0	(8)	7.9	51	%(6)	L+10.75% - L+8.18%(9)	1.0%	0.5%	0.8%	12.1%

Total	$218.4	$192.5		$190.5							7.2%

(1)
The difference between the Carrying Amount and the Outstanding Principal Face Amount of the loans held for investment consists of unamortized purchase discount, deferred loan fees and loan origination costs.

(2)
LTV At Origination is calculated as the initial outstanding principal at closing divided by the valuation of the property underlying the loan based on an appraisal of the property based on market conditions at the time of origination.

(3)
Unleveraged effective yield is the compounded effective rate of return that would be earned over the life of the investment based on the contractual interest rate (adjusted for any deferred loan fees, costs, premium or discount) and assumes no dispositions, early prepayments or defaults.

(4)
The initial interest rate for this loan of L+5.75% steps down based on performance hurdles to L+5.25%.

(5)
This loan was originated with a 0.25% exit fee payable to us upon the earlier of repayment or the loan's maturity. However, such exit fee is not payable if loan is repaid within 24 months of origination.

(6)
LTV At Origination for this subordinated debt investment is calculated as the sum of outstanding principal at closing for the senior interest (held by a third party) and the subordinated interest (held by us) divided by the valuation reflected in the property appraisal. See Note (2).

(7)
The interest rate for this loan increases to 11.0% on September 1, 2014.

(8)
The total commitment we co-originated was a $37.0 million first mortgage, of which a $22.0 million A-Note was fully funded by Citibank, N.A. We retained a $15.0 million B-Note.

(9)
This loan was structured using an A-Note/B-Note structure which priced at L+5.25% on a cumulative basis with the LIBOR component subject to a minimum rate of 0.75%. The fully funded A-Note priced at L+3.25% (with the LIBOR component of the rate subject to a minimum rate of 0.75%) resulting in an interest rate on our B-Note at initial funding of $8.0 million of L+10.75% (with the LIBOR component subject to a minimum rate of 0.75%). Upon the B-Note becoming fully funded at $15.0 million, its effective interest rate will decrease to L+8.18% (with the LIBOR component subject to a minimum rate of 0.75%).

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  Exhibit 99.2
Investment Portfolio as of September 30, 2012